Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 2, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Rio Tinto plc’s and Rio Tinto Limited’s Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the references to us under the heading Experts in such Registration Statement.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP	PricewaterhouseCoopers
Chartered Accountants	Chartered Accountants
London, United Kingdom	Brisbane, Australia

April 14, 2009	April 14, 2009